SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 26, 1998

                                GEOKINETICS INC.

               (Exact name of Registrant as specified in charter)

           DELAWARE                  0-9268          94-1690082
(State or other jurisdiction of   (Commission       (IRS Employer
      incorporation)              File Number)    Identification No.)

5555 SAN FELIPE, SUITE 780, HOUSTON, TEXAS                    77056
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number including area code:  (713) 850-7600

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On January 26, 1998 (the "Closing Date"), the Registrant acquired all of the outstanding capital stock of Reliable Exploration Incorporated, a Montana corporation ("Reliable"), pursuant to the terms of that certain Stock Purchase Agreement dated as of December 3, 1997 (the "Stock Purchase Agreement"), by and among the Registrant, Reliable and the holders of all of the outstanding capital stock of Reliable (the "Reliable Acquisition"). Reliable, based in Billings, Montana, is engaged in the business of providing 2-D and 3-D seismic surveys to the oil and gas industry, specifically focusing on the Rocky Mountain region of the United States.

            The consideration paid by the Registrant for the Reliable Acquisition included: (i) $1,300,000 in cash and (ii) 375,000 newly-issued shares of Registrant's Common Stock, par value $.01 per share ("Common Stock"). On the Closing Date, Reliable restructured $1,487,500 of indebtedness to a former shareholder of Reliable by paying $900,000 in cash and refinancing the balance of $587,500 in a Promissory Note (the "Promissory Note"), which bears interest at the rate of 10% per annum beginning on January 8, 1998. The Promissory Note matures on January 8, 2001. The Registrant has guaranteed payment of Reliable's indebtedness due under the Promissory Note and advanced Reliable $900,000 on the Closing Date in order to permit the refinancing. The amount of the consideration for the acquisition of Reliable was determined as a result of arms-length negotiations between unrelated parties.

            The description contained herein of the Reliable Acquisition is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 2 and incorporated herein by reference.

ITEM 5.     OTHER EVENTS.

            Effective December 31, 1997, the Registrant reached agreements with three holders (the "Warrant Holders") of Common Stock warrants (the "Canceled Warrants"), pursuant to which the Registrant issued an aggregate of 1,505,556 shares (the "Warrant Shares") of Common Stock to the Warrant Holders in exchange for the surrender and cancellation of the Canceled Warrants. The cancellation of the Canceled Warrants eliminated the continuing dilution of the Common Stock created by the Canceled Warrants. In addition, on December 31, 1997, four holders of Common Stock warrants exercised warrants to purchase a total of 1,124,175 shares of Common Stock for aggregate consideration of $1,405,218.

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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   Financial Statements of Business Acquired

                  As of the date of filing of this Current Report on Form 8-K, it is impractical to provide the financial statements required by this Item 7(a) with respect to the acquisition of Reliable. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 10, 1998.


            (b)   Pro Forma Financial Information

                  As of the date of filing of this Current Report on Form 8-K, it is impractical to provide the financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after February 10, 1998.


            (c)   Exhibits

                  (2) Stock Purchase Agreement dated December 3, 1997, by and among Geokinetics Inc., Reliable Exploration, Incorporated, Allen Rein, Scott Schmitt, and Kim Nordberg. (Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted Exhibit, all of which are listed on page 5 of the Stock Purchase Agreement.)

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.


Dated:      February 10, 1998


                                       GEOKINETICS INC.


                                       By: /s/ Jay D. Haber
                                           Jay D. Haber, Chief Executive Officer

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